UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2009

Strategic Storage Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  000-53644

MD	32-0211624
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694

(Address of principal executive offices, including zip code)

(877) 327-3485

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

Execution of Non-binding Letter of Intent Regarding Proposed Transaction with Self Storage REIT, Inc.

On May 13, 2009, Strategic Storage Trust, Inc. (the "Registrant") executed a non-binding letter of intent with Self Storage REIT, Inc. ("REIT I"), a private real estate investment trust sponsored by Strategic Capital Holdings, LLC (f/k/a U.S. Commercial LLC), the sponsor and an affiliate of the Registrant, setting forth the intentions of the parties concerning a proposed merger transaction (the "REIT I Transaction") whereby REIT I will merge into a subsidiary of the Registrant (the "REIT I Letter of Intent"). Subject to the successful completion of due diligence, the Registrant and REIT I agreed to negotiate the REIT I Transaction in good faith and, if negotiations are successful, to enter into a definitive agreement (the "REIT I Merger Agreement"), which will set forth more fully the terms and conditions of the REIT I Transaction. The Registrant expects that the REIT I Merger Agreement could be executed in the second quarter of 2009 and the closing of the REIT I Transaction could occur in the third quarter of 2009.

Pursuant to the REIT I Letter of Intent, the Registrant expects to exchange 1.05 shares of its common stock per each 1.0 share of REIT I common stock (equivalent to consideration of $10.50 per share of REIT I common stock) as part of the REIT I Transaction. The total consideration associated with the REIT I Transaction is expected to be approximately $34.3 million, exclusive of merger, closing and other related costs. The closing of the REIT I Transaction is subject to a number of conditions set forth in the REIT I Letter of Intent, including, but not limited to, the execution of the REIT I Merger Agreement, a successful stockholder vote from the stockholders of REIT I, and the Registrant's receipt of a fairness opinion concerning the merger consideration.

REIT I invested in a diversified portfolio of self-storage facilities. REIT I wholly owns six self-storage facilities in Florida, South Carolina, Tennessee and Texas, comprising approximately 5,200 units and 742,000 rentable square feet, including drive-up, climate-controlled, RV, store-front and office units. REIT I also owns preferred equity and/or minority interests in three self-storage facilities located in California and Maryland, comprising approximately 2,900 units and 401,000 rentable square feet, and a net leased industrial property in California.

Specifically, REIT I currently owns the following properties:

    Bay Area Self Storage in Pasadena, Texas with 681 units and 78,390 rentable square feet;
    A Self Storage Center in Greenville, South Carolina with 351 units and 47,337 rentable square feet;
    Signature Self Storage in Kemah, Texas with 1,311 units and 239,045 rentable square feet;
    Fort Knox Mini Storage in Tallahassee, Florida with 1,551 units and 203,728 rentable square feet;
    Hollywood Mini Storage in Memphis, Tennessee with 796 units and 100,378 rentable square feet;
    24 Hour Self Storage in Houston, Texas with 483 units and 73,319 rentable square feet;
    an 18.75% interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet;
    an interest in WP Baltimore Self Storage located in Baltimore, Maryland with 508 units and 70,900 rentable square feet;
    a 10% interest in USA SF Self Storage, DST, a Delaware Statutory Trust owning a self storage property located in San Francisco, California with 1,105 units and 77,900 rentable square feet; and
    an interest in an industrial property in Hawthorne, California with 356,000 rentable square feet leased to a single tenant.

Other properties or strategic transactions may be identified in the future that the Registrant may acquire or enter into prior to or instead of the REIT I Transaction. Due to the considerable conditions to the consummation of the REIT I Transaction as described above, the Registrant cannot make any assurances that the closing of the REIT I Transaction is probable.

Execution of Non-binding Letter of Intent Regarding Proposed Transaction with Self Storage REIT II, Inc.

On May 13, 2009, the Registrant also executed a non-binding letter of intent with Self Storage REIT II, Inc. ("REIT II"), a private real estate investment trust sponsored by Strategic Capital Holdings, LLC, setting forth the intentions of the parties concerning a proposed merger transaction (the "REIT II Transaction") whereby REIT II will merge into a subsidiary of the Registrant (the "REIT II Letter of Intent"). Subject to the successful completion of due diligence, the Registrant and REIT II agreed to negotiate the REIT II Transaction in good faith and, if negotiations are successful, to enter into a definitive agreement (the "REIT II Merger Agreement"), which will set forth more fully the terms and conditions of the REIT II Transaction. The Registrant expects that the REIT II Merger Agreement could be executed in the second quarter of 2009 and the closing of the REIT II Transaction could occur in the third quarter of 2009.

Pursuant to the REIT II Letter of Intent, the Registrant expects to exchange 1.0 shares of its common stock per each 1.0 share of REIT II common stock (equivalent to consideration of $10.00 per share of REIT II common stock) as part of the REIT II Transaction. The total consideration associated with the REIT II Transaction is expected to be approximately $27.0 million, exclusive of merger, closing and other related costs. The closing of the REIT II Transaction is subject to a number of conditions set forth in the REIT II Letter of Intent, including, but not limited to, the execution of the REIT II Merger Agreement, a successful stockholder vote by the stockholders of REIT I and REIT II, and the Registrant's receipt of a fairness opinion concerning the merger consideration.

REIT II invested in a portfolio of self-storage facilities. REIT II wholly owns four self-storage facilities in Alabama, Nevada, and Texas and a majority interest in another self-storage facility in California, comprising approximately 3,100 units and 479,000 rentable square feet, including drive-up, climate-controlled, RV, store-front, wine storage and parking units. REIT II also owns minority interests in three entities with properties located in Alabama, Georgia, North Carolina and Texas, comprising approximately 11,000 units and 1.6 million rentable square feet.

Specifically, REIT II owns the following properties:

    Stor N Save Self Storage Durango in Las Vegas, Nevada with 521 units and 65,970 rentable square feet;
    Stor N Save Self Storage Charleston in Las Vegas, Nevada with 193 units and 21,150 rentable square feet;
    Express Self Storage in Pearland, Texas with 643 units and 89,200 rentable square feet;
    Space Savers Self Storage in Daphne, Alabama with 475 units and 50,825 rentable square feet;
    an 81.25% interest in Baffin Bay Self Storage in Lake Forest, California with 1,294 units and 251,708 rentable square feet;
    a 3.05% beneficial interest in USA Self Storage I, DST, a Delaware Statutory Trust, owning ten self storage facilities in Georgia, North Carolina and Texas comprising 5,524 units and 783,011 rentable square feet;
    a 0.28% beneficial interest in Southwest Colonial, DST, a Delaware Statutory Trust, owning five self storage facilities in Texas, comprising 2,849 units and 368,831 rentable square feet; and
    a 1.49% beneficial interest in Montgomery County Self Storage, DST, a Delaware Statutory Trust, owning two self storage facilities in Alabama with 1,617 units and 152,920 rentable square feet.

Other properties or strategic transactions may be identified in the future that the Registrant may acquire or enter into prior to or instead of the REIT II Transaction. Due to the considerable conditions to the consummation of the REIT II Transaction, the Registrant cannot make any assurances that the closing of the REIT II Transaction is probable.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.
Date: May 13, 2009	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer